EXHIBIT 2.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 14th day of April, 2015 by and among, PayMeOn, Inc., a Nevada corporation (“PAYM”), Vincent L. Celentano, an individual shareholder of PAYM (“Celentano”), Prodeco Technologies, LLC, a Florida limited liability company (“PROTEC”) and each of the members of Prodeco listed on the signature page hereto (each a “PROTEC Member” and collectively, the “PROTEC Members”).  PAYM, Celentano, PROTEC, and the PROTEC Members are occasionally referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS:

WHEREAS, PAYM is a public company which is quoted in the over the counter markets on the OTC QB Tier of the OTC Markets under the symbol “PAYM.”

WHEREAS, Celentano is a former beneficial owner of a minority interest of PROTEC and has made a series of loans, directly or through his affiliates, to PROTEC, which loans have a total outstanding balance of approximately $1,230,360.80 as of April 10, 2015 (collectively the “PROTEC Loans”).

WHEREAS, Celentano directly or indirectly, controls an aggregate of 5,976,525 shares of PAYM Common Stock, representing approximately 47.4% of the outstanding shares of PAYM Common Stock and has made a series of loans, directly or through his affiliates, to PAYM, which loans have a total outstanding balance of approximately $266,191 as of April 10, 2015 (collectively the “PAYM Loans”).

WHEREAS, PAYM beneficially owns 19.4% of the issued and outstanding Membership Units of PROTEC (the “PROTEC Minority Interest”) and the PROTEC Members own 80.6% of the issued and outstanding Membership Units of PROTEC (the “PROTEC Membership Units”), the PROTEC Minority Interest and the PROTEC Membership Units constituting 100% of the issued and outstanding equity interests of PROTEC.

WHEREAS, under the terms of this Agreement Celentano has agreed to convert all PROTEC Loans into PROTEC Membership Units immediately prior to the Closing Date, to forgive all PAYM Loans immediately prior to the Closing (as hereinafter defined), and to pay all PAYM Liabilities (as hereinafter defined) post Closing.

WHEREAS, the PROTEC Members have made a series of loans, directly or through their affiliates, to PROTEC, which loans have a total outstanding balance of approximately $6,087,760.80 as of April 10, 2015 (collectively the “PROTEC Affiliate Loans”) and under the terms of this Agreement have agreed to forgive all PROTEC Loans immediately prior to the Closing.

WHEREAS, the Parties desire that PAYM acquire all of the PROTEC Membership Units from the PROTEC Members solely in exchange for an aggregate of 62,224,700 shares (the “Exchange Shares”) of newly issued shares of PAYM Common Stock pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, under the terms of this Agreement Celentano has agreed to return to treasury 3,023,440 shares of PAYM Common Stock held by Celentano (the “Retired PAYM Shares”) immediately prior to the Closing.

WHEREAS, immediately following the Closing, PROTEC and PROTEC Members will designate an aggregate of six (6) directors of PAYM to serve along with the current director of PAYM,

PROTEC will become a wholly-owned subsidiary of PAYM and the Exchange Shares will represent approximately 83.02% percent of the total outstanding shares of PAYM Common Stock, giving effect to the issuance of the Exchange Shares and the issuance of the Celentano Shares at Closing as set forth herein.

A.  PAYM, Celentano and PROTEC and the PROTEC Members desire to make certain representations, warranties, covenants and agreements in connection with the Agreement and also to prescribe various conditions to the Agreement.

B.  For federal income tax purposes, the parties intend that the Agreement shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I.
THE EXCHANGE

1.01

Securities Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (“Nevada Statutes”) and the Florida Limited Liability Company Act (“FLLCA”), at the Closing (as hereinafter defined), the parties shall do the following (the “Securities Exchange”):

(a)

PROTEC shall cause the PROTEC Members to convey, assign, and transfer the PROTEC Membership Units to PAYM by delivering to PAYM executed and transferable membership certificates endorsed in blank (or accompanied by duly executed stock powers endorsed in blank) in proper form for transfer. The PROTEC Membership Units transferred to PAYM at the Closing, coupled with the PROTEC Minority Interest, shall constitute a 100% of the issued and outstanding Membership Units of PROTEC.

(b)

As consideration for its acquisition of the PROTEC Membership Units, PAYM shall issue the Exchange Shares to the PROTEC Members in the denominations set forth on Schedule 1.01(b) hereto by delivering book entry records and/or stock certificates to the PROTEC Members evidencing the Exchange Shares (the “Exchange Shares Certificates”).

(c)

For federal income tax purposes, the Securities Exchange is intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the parties shall report the transactions contemplated by the this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of PAYM or PROTEC has taken or failed to take, and after the Effective Time (as defined below), PAYM shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

1.02

Effect of the Securities Exchange.  The Securities Exchange shall have the effects set forth in the applicable provisions of the Nevada Statutes and FLLCA.

1.03

Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VII and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing date of the Exchange (the “Closing”) will take place at 10:00 a.m. Eastern Daylight Time on the second business day following the satisfaction of the conditions set forth in Article VI (or as soon as practicable thereafter) (the “Closing Date”), at the offices of Pearlman Schneider LLP, 2200 Corporate Boulevard NW, Suite 210, Boca Raton, Florida 33431 unless another date, time or place is agreed to in writing by the parties hereto.

1.04

Reorganization.

(a)

As of the Closing, Edward Cespedes shall remain on the board of directors of PAYM, PROTEC shall have the right to appoint up to four (4) additional directors and Sam Jack Prodeco Investments, LLC shall have the right to appoint up to two (2) additional directors of PAYM until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with PAYM’s Articles of Incorporation and Bylaws. The seven (7) directors at Closing shall be the individuals set forth on Schedule 1.04(a).

(b)

As of the Closing, Edward Cespedes shall maintain all positions he holds as an officer of PAYM and PAYM shall appoint Robert Provost to serve as co-chief executive officer.  As a condition to Closing, Cespedes shall amend and restate his employment agreement (the “New Employment Agreement”) satisfactory to the PROTEC Members, Celentano, Cespedes and the PROTEC designee.  As of the Closing, Cespedes shall forgive any outstanding payroll or other debt due him from PAYM.

(c)

If at any time after the Closing, any party shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in PAYM the title to any property, rights, privileges, powers and franchises of PROTEC by reason of, or as a result of, the Securities Exchange, or otherwise to carry out the provisions of this Agreement, the remaining parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in PAYM, and otherwise to carry out the provisions of this Agreement.

1.05

Cancellation and/or Surrender of Loans and Advances.  Simultaneous with the Closing of the Securities Exchange, PAYM, Celentano, PROTEC and the PROTEC Members shall, as a condition of Closing, cause the cancellation and/or the forgiveness of the PAYM Loans, PROTEC Loans and PROTEC Affiliate Loans (collectively, the “Cancelled Debt”) except as otherwise set forth on Schedule 1.05 or otherwise set forth on Schedule 3.01(d).

1.06

Return to Treasury of the Retired PAYM Shares.  Effective on the Closing, Celentano shall return to the treasury of PAYM the Retired PAYM Shares.

1.07

Effective Time of Securities Exchange.  As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall make all filings or recordings required under Nevada Statutes and FLLCA. The Securities Exchange shall become effective at such time as is permissible in accordance with Nevada Statutes and FLLCA (the “Effective Time”). PAYM and PROTEC shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

ARTICLE II.
COMPLIANCE WITH APPLICABLE SECURITIES LAWS

2.01

Covenants, Representations and Warranties of the PROTEC Members.

(a)

The PROTEC Members acknowledge and agree that they are acquiring the Exchange Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Exchange Shares issued to them (other than pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) directly or indirectly unless:

(i)

the sale is to PAYM;

(ii)

the Exchange Shares are sold in a transaction that does not require registration under the Securities Act, or any applicable United States state laws and regulations governing the offer and sale of securities and the seller has furnished to PAYM an opinion of counsel to that effect or such other written opinion as may be reasonably required by PAYM.

(b)

The PROTEC Members acknowledge and agree that the certificates representing the Exchange Shares shall bear a restrictive legend, substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

(c)

The PROTEC Members each represents and warrants that he, she or it:

(i)

is an “accredited” investor as defined under the Securities Act;

(ii)

has reviewed the PAYM SEC Reports (as defined below);

(iii)

acknowledges and agrees that PAYM will refuse to register any transfer of the shares not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws; and

(iv)

acknowledges and agrees to PAYM making a notation on its records or giving instructions to the registrar and transfer agent of PAYM in order to implement the restrictions on transfer set forth and described herein.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.01

Representations and Warranties of PROTEC and the PROTEC Members.  PROTEC and the PROTEC Members, each, jointly and severally, represents and warrants to PAYM as of the Closing Date:

(a)

Organization, Standing and Power.  PROTEC and each of its subsidiaries (collectively, “PROTEC”) is duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. PROTEC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.02).

(b)

Subsidiaries.  Except as otherwise set forth on Schedule 3.01(b), PROTEC does not own, directly or indirectly, any equity or other PROTEC Membership Units in any company, corporation, partnership, joint venture or otherwise.

(c)

Corporate Documents. Schedule 3.01(c) sets forth a true and correct copy of the operating agreement and the members of PROTEC with the Membership Units owned by each such member.

(d)

PROTEC Membership Units.  The PROTEC Membership Units, coupled with the PROTEC Minority Interests, represent 100% of the issued and outstanding Membership Units of PROTEC. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of PROTEC, except as disclosed on Schedule 3.01(d). There are no rights, commitments, agreements, arrangements or undertakings of any kind to which PROTEC is a party or by which it is bound obligating PROTEC to issue, deliver or sell, or cause to be issued, delivered or sold, additional PROTEC Membership Units of PROTEC or obligating PROTEC to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of PROTEC to repurchase, redeem or otherwise acquire or make any payment in respect of the PROTEC Membership Units of PROTEC.

(e)

Capitalization of PROTEC.   All of PROTEC’s issued and outstanding Membership Units have been duly authorized, are validly issued, fully paid and non-assessable, and are held by the members of PROTEC listed on Schedule 3.01(e) hereto.

(f)

Authority; Non-contravention.  PROTEC and its members have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by PROTEC and its members and the consummation by PROTEC and its members of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of PROTEC. This Agreement has been duly executed and when delivered by PROTEC and its members shall constitute a valid and binding obligation of PROTEC and its members, enforceable against PROTEC and its members, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. Except as disclosed in Schedule 3.01(f), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of PROTEC under, (i) the articles of organization or operating agreement of PROTEC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PROTEC, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to PROTEC, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to PROTEC or could not prevent, hinder or materially delay the ability of PROTEC to consummate the transactions contemplated by this Agreement.

(g)

Governmental Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to PROTEC in connection with the execution and delivery of this Agreement by PROTEC or the consummation by PROTEC of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) or pursuant to the rules and regulations of FINRA.

(h)

Financial Statements.  PAYM has received from PROTEC a true and complete copy of the unaudited balance sheets of PROTEC as of December 31, 2014, and the related consolidated unaudited statements of income and statements of cash flow of Company for the periods ended December 31, 2014 and December 31, 2013, collectively, “PROTEC Financial Statements”. The PROTEC Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of Company, at the dates and for the respective periods to which they apply.

(i)

Absence of Certain Changes or Events.  Since the PROTEC Balance Sheet Date, PROTEC has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(i)

material adverse change with respect to PROTEC including any amendments to its Articles of Organization and Operating Agreement;

(ii)

event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of PAYM;

(iii)

condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of PROTEC to consummate the transactions contemplated by this Agreement;

(iv)

incurrence, assumption or guarantee by PROTEC of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to PAYM in writing;

(v)

creation or other incurrence by PROTEC of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)

transaction or commitment made, or any contract or agreement entered into, by PROTEC relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by PROTEC of any contract or other right, in either case, material to PROTEC, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)

labor dispute, other than routine, individual grievances, or, to the knowledge of PROTEC, any activity or proceeding by a labor union or representative thereof to organize any employees of PROTEC or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)

payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)

write-offs or write-downs of any assets of PROTEC;

(x)

creation, termination or amendment of, or waiver of any right under, any material contract of PROTEC;

(xi)

damage, destruction or loss having, or reasonably expected to have, a material adverse effect on PROTEC;

(xii)

other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to PROTEC; or

(xiii)

agreement or commitment to do any of the foregoing.

(j)

Certain Fees.   No brokerage or finder’s fees or commissions are or will be payable by PROTEC to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(k)

Litigation; Labor Matters; Compliance with Laws.

(i)

There is no suit, action or proceeding or investigation pending or, to the knowledge of PROTEC, threatened against or affecting PROTEC or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to PROTEC or prevent, hinder or materially delay the ability of PROTEC to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against PROTEC having, or which, insofar as reasonably could be foreseen by PROTEC, in the future could have, any such effect.

(ii)

PROTEC is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to PROTEC.

(iii)

The conduct of the business of PROTEC complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(l)

Benefit Plans.  Other than as set forth on Schedule 3.01(l), PROTEC is not a party to any Benefit Plan under which PROTEC currently has an obligation to provide benefits to any current or former employee, officer or director of PROTEC. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any Membership Unit, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(m)

Tax Returns and Tax Payments.

(i)

Except as set forth on Schedule 3.01(m), PROTEC has timely filed with the appropriate taxing authorities all Tax Returns, as that term is hereinafter defined, required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes, as that term is hereinafter defined, due and owing by PROTEC have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). PROTEC is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to PROTEC by a taxing authority in a jurisdiction where PROTEC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of PROTEC did not, as of the PROTEC Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the PROTEC Balance Sheet Date, neither PROTEC nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of PROTEC and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of PROTEC.

(ii)

No material claim for unpaid Taxes has been made or become a lien against the property of PROTEC or is being asserted against PROTEC, no audit of any Tax Return of PROTEC is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by PROTEC and is currently in effect. PROTEC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(iii)

As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(n)

Environmental Matters.  PROTEC is in compliance with all Environmental Laws in all material respects. PROTEC has not received any written notice regarding any violation of any Environmental Laws, as that term is hereinafter defined, including any investigatory, remedial or corrective obligations. PROTEC holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on PROTEC, and is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials, as that term is hereinafter defined, have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by PROTEC or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to PROTEC. PROTEC has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to PROTEC. PROTEC has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on PROTEC. There are no past, pending or threatened claims under Environmental Laws against PROTEC and PROTEC is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against PROTEC pursuant to Environmental Laws. “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

(o)

Contracts.  Schedule 3.01(o) lists the following contracts and other agreements to which PROTEC is a party:

(i)

any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $100,000 per annum;

(ii)

any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to PROTEC, or involves consideration in excess of $100,000;

(iii)

any agreement concerning a partnership or joint venture;

(iv)

any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v)

any agreement concerning confidentiality or noncompetition outside of the ordinary course of business;

(vi)

any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, managers, officers, and employees;

(vii)

any collective bargaining agreement;

(viii)

any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

(ix)

any agreement under which it has advanced or loaned any amount to any of its managers, officers, members and employees outside the ordinary course of business;

(x)

any agreement under which the consequences of a default or termination could be considered to have a material adverse effect with regard to PROTEC; or

(xi)

any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

PROTEC has delivered or made available to PAYM a correct and complete copy of each written agreement listed in Schedule 3.01(o). With respect to each such agreement: (A) the agreement is valid, binding, enforceable, and in full force and effect and (B) to the knowledge of PROTEC and the PROTEC Members, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

(p)

Accounts Receivable.  All of the accounts receivable of PROTEC that are reflected on PROTEC’s Financial Statements or the accounting records of PROTEC as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

(q)

Properties.  PROTEC has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by PROTEC or acquired after the date thereof which are, individually or in the aggregate, material to PROTEC’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by PROTEC is held by it under valid, subsisting and enforceable leases of which PROTEC is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(r)

Intellectual Property.

(i)

As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any

Intellectual Property, to which PROTEC is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

(ii)

PROTEC owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. To the knowledge of PROTEC, none of PROTEC’s Intellectual Property or License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against PROTEC or its successors.

(s)

Undisclosed Liabilities.  PROTEC has no material liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the PROTEC Financial Statements or incurred in the ordinary course of business.

(t)

Transactions with Affiliates.  To the knowledge of PROTEC, PROTEC Members, or any of their owners, directors, managers or officers, except (i) for employment and benefit arrangements, (ii) arrangements on arm’s length terms in the ordinary course of business and (iii) agreements set forth on Schedule 3.01(t), no director, officer, manager, or owner (or any Affiliate thereof) other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by all such Persons), has any interest in (a) any agreement with PROTEC or relating to its business, including any agreement for or relating to indebtedness of PROTEC; (b) any property, including Intellectual Property and Real Property, used or currently intended to be used in, the business.

(u)

Powers of Attorney.  Except as set forth on Schedule 3.01(u), there are no outstanding powers of attorney executed on behalf of PROTEC. Such power of attorney shall be terminated prior to the Closing Date.

(v)

Full Disclosure.  All of the representations and warranties made by PROTEC in this Agreement, and all statements set forth in the certificates delivered by PROTEC at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by PROTEC pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to PAYM or its representatives by or on behalf of any of PROTEC or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

3.02

Representations and Warranties of PAYM and Celentano.  PAYM and Celentano hereby each, jointly and severally, makes the following representations and warranties as of the Closing Date:

(a)

Organization, Standing and Corporate Power.  PAYM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. PAYM is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to PAYM.

(b)

Subsidiaries.  Except as otherwise disclosed in the PAYM SEC Reports, PAYM owns no subsidiaries.

(c)

Capitalization of PAYM.  As of the date of this Agreement, the authorized capital stock of PAYM consists of 1,000,000,000 shares of PAYM Common Stock, $0.001 par value, of which 12,613,457 shares of PAYM Common Stock are issued and outstanding and 5,000,000 shares of “blank check” preferred stock $0.001 par value, none of which are issued and outstanding. Except as otherwise disclosed in the PAYM SEC Reports, there are no other shares of PAYM capital stock issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. Except as set forth herein, no shares of capital stock or other equity securities of PAYM are issued, reserved for issuance or outstanding. All of the shares of common stock and preferred stock issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)

Corporate Authority; Non-contravention.  PAYM has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by PAYM and the consummation by PAYM of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of PAYM. This Agreement has been duly executed and when delivered by PAYM shall constitute a valid and binding obligation of PAYM, enforceable against PAYM in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of PAYM under (i) its articles of incorporation, bylaws, or other charter documents; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PAYM, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to PAYM, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to PAYM or could not prevent, hinder or materially delay the ability of PAYM to consummate the transactions contemplated by this Agreement.

(e)

Affiliate Transactions.  Except as set forth in the PAYM SEC Reports (as defined below) and as contemplated by this Agreement, as of the Closing Date there are no loans, leases, commitments, arrangements of any kind or nature outstanding between PAYM and any officer or director or 10% or greater shareholder of PAYM, or any person related to or affiliated with any officer or director of PAYM.

(f)

Government Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to PAYM in connection with the execution and delivery of this Agreement by PAYM, or the consummation by PAYM of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Securities Act or the Exchange Act.

(g)

Financial Statements.

(i)

The consolidated financial statements of PAYM included in the PAYM SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of PAYM and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by PAYM’s independent accountants). Except as set forth in the PAYM SEC Reports, at the date of the most recent audited financial statements of PAYM included in the PAYM SEC Reports, PAYM has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to PAYM.

(ii)

PAYM has made the audited balance sheet and statements of income, changes in stockholders’ equity and cash flow as of and for the fiscal years ended December 31, 2013 and December 31, 2014 for PAYM, as filed with the PAYM SEC Reports (collectively, the (“PAYM Financial Information”), available to PROTEC.

(iii)

The audited balance sheet dated as of December 31, 2014 of PAYM shall be referred to as the “PAYM Balance Sheet.” The PAYM Financial Information presents fairly the financial condition of PAYM as of such dates and the results of operations of PAYM for such periods, in accordance with GAAP and are consistent with the books and records of PAYM (which books and records are correct and complete).

(h)

Events Subsequent to PAYM Balance Sheet.  Since the date of the PAYM Balance Sheet (the “PAYM Balance Sheet Date”), PAYM has conducted its business only in the ordinary course consistent with past practice, and there has not been any:

(i)

material adverse change with respect to PAYM including any amendments to its Articles of Incorporation and Bylaws;

(ii)

event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of PROTEC;

(iii)

condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of PAYM to consummate the transactions contemplated by this Agreement;

(iv)

incurrence, assumption or guarantee by PAYM of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to PROTEC in writing;

(v)

creation or other incurrence by PAYM of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)

transaction or commitment made, or any contract or agreement entered into, by PAYM relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by PAYM of any contract or other right, in either case, material to PAYM, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)

labor dispute, other than routine, individual grievances, or, to the knowledge of PAYM, any activity or proceeding by a labor union or representative thereof to organize any employees of PAYM or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)

payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)

write-offs or write-downs of any assets of PAYM;

(x)

creation, termination or amendment of, or waiver of any right under, any material contract of PAYM;

(xi)

damage, destruction or loss having, or reasonably expected to have, a material adverse effect on PAYM;

(xii)

other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to PAYM; or

(xiii)

agreement or commitment to do any of the foregoing.

(i)

Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by PAYM to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(j)

Litigation; Labor Matters; Compliance with Laws.

(i)

There is no suit, action or proceeding or investigation pending or, to the knowledge of PAYM, threatened against or affecting PAYM or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to PAYM or prevent, hinder or materially delay the ability of PAYM to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against PAYM having, or which, insofar as reasonably could be foreseen by PAYM, in the future could have, any such effect.

(ii)

PAYM is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to PAYM.

(iii)

The conduct of the business of PAYM complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(k)

Benefit Plans.  PAYM is not a party to any Benefit Plan under which PAYM currently has an obligation to provide benefits to any current or former employee, officer or director of PAYM.

(l)

Certain Employee Payments.  Except as otherwise provided under the executive employment agreement with Edward Cespedes, PAYM is not a party to any agreement which could result in the payment to any current, former or future director or employee of PAYM of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement (the “Certain Employee Payments”), whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered. Edward Cespedes has waived all Certain Employee Payments that could arise under the terms of this Agreement.

(m)

Tax Returns and Tax Payments.

(i)

PAYM has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by PAYM have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Except as set forth on Schedule 3.02(m), PAYM is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to PAYM by a taxing authority in a jurisdiction where PAYM does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of PAYM did not, as of the PAYM Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the PAYM Balance Sheet Date, neither PAYM nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of PAYM and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of PAYM.

(ii)

No material claim for unpaid Taxes has been made or become a lien against the property of PAYM or is being asserted against PAYM; no audit of any Tax Return of PAYM is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by PAYM and is currently in effect.  PAYM has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. As disclosed under the PAYM Form 10-Q Quarterly Report for the period ended June 30, 2014, on June 18, 2012, PAYM received a letter from the Internal Revenue Service regarding a tax discrepancy for the tax year 2010 which PAYM has reduced to approximately $0.00 as of April 10, 2015.

(n)

Environmental Matters.  PAYM is in compliance with all Environmental Laws in all material respects. PAYM has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations. PAYM holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on PAYM, and is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects.  No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by PAYM or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to PAYM. PAYM has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to PAYM. PAYM has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on PAYM. There are no past, pending or threatened claims under Environmental Laws against PAYM and PAYM is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against PAYM pursuant to Environmental Laws.

(o)

Material Contract.  Except as otherwise disclosed under the PAYM SEC Reports, PAYM is not, has not received any notice that any other party is, and does not have any knowledge that any other party is, in default in any respect under any PAYM Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Each PAYM Material Contract is valid, binding, enforceable, and in full force and effect. For purposes of this Agreement, a “PAYM Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which PAYM is a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring PAYM to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000 or more, including guarantees of such indebtedness, (v) which is required to be disclosed in the PAYM SEC Reports pursuant to applicable rules and regulations, or (vi) which, if breached by PAYM in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from PAYM or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(p)

Properties.  PAYM has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by PAYM or acquired after the date thereof which are, individually or in the aggregate, material to PAYM’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by PAYM are held by PAYM under valid, subsisting and enforceable leases of which PAYM is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(q)

Intellectual Property.  PAYM owns or has valid rights to use the Intellectual Property that is necessary for the conduct of its business as now being conducted. All of PAYM’s licenses to use software programs are current and have been paid for the appropriate number of users. To the knowledge of PAYM, none of PAYM’s Intellectual Property or license agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against PAYM or its successors.

(r)

SEC Reports and Financial Statements.  Since December 31, 2012, PAYM has filed with the SEC all reports and other filings required to be filed by PAYM in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the “PAYM SEC Reports”). As of their respective dates, the PAYM SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such PAYM SEC Reports and, except to the extent that information contained in any PAYM SEC Report has been revised or superseded by a later PAYM SEC Report filed and publicly available prior to the date of this Agreement, none of the PAYM SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of PAYM included in PAYM SEC Reports were prepared from and are in accordance with the accounting books and other financial records of PAYM, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of PAYM and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the PAYM SEC Reports, PAYM has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the ordinary course of business.

(s)

Board Determination.  The Board of Directors of PAYM and Celentano have unanimously determined that the terms of the Securities Exchange are fair to and in the best interests of PAYM and its stockholders.

(t)

Required PAYM Share Issuance Approval.  PAYM represents that the issuance of the Exchange Shares to the PROTEC Members will be in compliance with the Nevada Statutes and the Bylaws of PAYM as well as federal and state securities laws.

(u)

Undisclosed Liabilities.  PAYM has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the PAYM SEC Reports or incurred in the ordinary course of business.  At Closing, PAYM shall set forth on Schedule 3.02(u), a detailed list of all such PAYM liabilities or obligations as of the Closing Date (the “PAYM Liabilities”).

(v)

Transactions with Affiliates.  To the knowledge of PAYM, or any of its directors or officers, except (i) for employment and benefit arrangements, (ii) arrangements on arm’s length terms in the ordinary course of business and (iii) agreements disclosed under PAYM SEC Reports, no director or officer (or any affiliate thereof) other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by all such Persons), has any interest in (a) any agreement with PAYM relating to its business, including any agreement for or relating to indebtedness of PAYM; (b) any property, including Intellectual Property and Real Property, used or currently intended to be used in, the business.

(w)

Full Disclosure.  All of the representations and warranties made by PAYM in this Agreement, and all statements set forth in the certificates delivered by PAYM at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by PAYM pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to PROTEC or its representatives by or on behalf of PAYM and Celentano in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE IV.
COVENANTS RELATING TO CONDUCT OF
BUSINESS PRIOR TO SECURITIES EXCHANGE

4.01

Conduct of PROTEC and PAYM.  From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, PROTEC and PAYM shall not, unless mutually agreed to in writing:

(a)

engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

(b)

sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)

fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d)

except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to PROTEC and PAYM or their business or assets;

(e)

make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

4.02

Current Information.

(a)

During the period from the date of this Agreement to the Closing, each Party hereto shall promptly notify each other Party of any (i) significant change in its ordinary course of business, (ii) proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of proceedings, in each case involving the Parties the outcome of which, if adversely determined, could reasonably be expected to have a material adverse effect on the Party, taken as a whole or (iii) event which such Party reasonably believes could be expected to have a material adverse effect on the ability of any party hereto to consummate the Securities Exchange.

(b)

During the period from the date of this Agreement to the Closing, PAYM shall promptly notify PROTEC of any correspondence received from the SEC and FINRA and shall deliver a copy of such correspondence to PROTEC within one (1) business day of receipt.

4.03

Material Transactions.  Prior to the Closing, except as provided for in this Agreement, neither PROTEC nor PAYM will, without first obtaining the written consent of the other parties hereto:

(a)

declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property;

(b)

amend its Articles of Incorporation or Bylaws or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any other Person;

(c)

except pursuant to options, warrants, conversion rights or other contractual rights, issue any shares of its capital stock or any options, warrants or other rights to subscribe for or purchase such common or other capital stock or any securities convertible into or exchangeable for any such common or other capital stock;

(d)

directly redeem, purchase or otherwise acquire any of its common or other capital stock;

(e)

effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

(f)

enter into any employment contract which is not terminable upon notice of ninety (90) days or less, at will, and without penalty except as provided herein or grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension or other Employee Benefit Plan, agreement, payment or agreement under, to, for or with any of such officers or employees;

(g)

make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such Party’s usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, options, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate or modify any plan;

(h)

prepay any debt in excess of Ten Thousand Dollars ($10,000), borrow or agree to borrow any amount of funds except in the ordinary course of business or, directly or indirectly, guarantee or agree to guarantee obligations of others, or fail to pay any monetary obligation in a timely manner prior to delinquency;

(i)

enter into any agreement, contract or commitment having a term in excess of three (3) months or involving payments or obligations in excess of Ten Thousand ($10,000) Dollars in the aggregate, except in the ordinary course of business;

(j)

amend or modify any material contract;

(k)

agree to increase the compensation or benefits of any employee (except for normal annual salary increases in accordance with past practices);

(l)

place on any of its assets or properties any pledge, charge or other Encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed herein;

(m)

guarantee the obligation of any person, firm or corporation, except in the ordinary course of business;

(n)

make any loan or advance in excess of Ten Thousand ($10,000) Dollars in the aggregate or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

(o)

sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than leasehold interests in closed facilities, except in the ordinary course of business;

(p)

commit any act or fail to do any act which will cause a breach of any contract and which will have a material adverse effect on its business, financial condition or earnings;

(q)

violate any applicable law which violation might have a material adverse effect on such party;

(r)

purchase any real or personal property or make any other capital expenditure where the amount paid or committed is, in the aggregate, in excess of Ten Thousand ($10,000) Dollars per expenditure;

(s)

except in the ordinary course of business or consistent with the PAYM Loans, enter into any agreement or transaction with any of such party’s affiliates; or

(t)

engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.

ARTICLE V.
ADDITIONAL AGREEMENTS

5.01

Access to Information; Confidentiality.

(a)

PROTEC, on the one hand, and PAYM, on the other hand, shall, and shall cause their respective officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause its officers, employees and representatives to, furnish promptly to the other party all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. During the period prior to the Effective Time, PAYM shall promptly provide PROTEC a copy of each report, schedule, registration statement and other document filed by PAYM during such period pursuant to the requirements of federal or state securities laws, as soon as possible prior to filing. Except as required by law, each of PROTEC and PAYM will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

(b)

No investigation pursuant to this Section 5.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.02

Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Securities Exchange and the other transactions contemplated by this Agreement. PAYM and PROTEC shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Securities Exchange.

5.03

Public Announcements.  PAYM, on the one hand, and PROTEC, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

5.04

Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.05

No Solicitation.  Except as previously agreed to in writing by the other party, neither PROTEC nor PAYM shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving PROTEC or PAYM, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Securities Exchange or which would or could be expected to dilute the benefits to either PROTEC or PAYM of the transactions contemplated hereby. PROTEC or PAYM will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

ARTICLE VI.
CONDITIONS PRECEDENT

6.01

Conditions to Each Party’s Obligation to Effect the Securities Exchange.  The obligation of each party to effect the Securities Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Securities Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Securities Exchange that makes consummation of the Securities Exchange illegal.

(b)

Governmental Approvals.  All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on PAYM or PROTEC shall have been obtained, made or occurred.

(c)

No Litigation.  There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by PROTEC, PAYM or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of PROTEC or PAYM.

(d)

Cancelled Debt and Retired PAYM Shares.  PAYM and PROTEC shall have received confirmation of the Cancelled Debt and the return to treasury and cancellation of the Retired PAYM Shares.

(e)

Schedule 14F Information Statement.

(i)

As promptly as practicable after the execution of this Agreement, PAYM will prepare and file with the SEC and mail to its stockholders a notice that complies with Rule 14F-1 under the Exchange Act and will prepare and use commercially reasonable efforts to file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Securities Exchange and the transactions contemplated by this Agreement. PAYM and PROTEC shall promptly supply the other with any information, which may be required in order to effectuate any filings pursuant to this Section 6.01(e).

(ii)

PAYM shall have taken all necessary action for the appointment of the persons listed on Schedule 1.04(a) and 1.04(b) to the positions set forth opposite their names, all effective at and as of the Closing; provided, however, that if the Closing shall occur less than ten (10) days after the later of the date of (a) the filing of a Schedule 14F-1 Information Statement with the SEC, notifying stockholders of a change in the majority of PAYM’s Board of Directors (the “Schedule 14F-1”) or (b) the mailing of the Schedule 14F-1 to PAYM’s stockholders, then at and as of the Closing only Edward Cespedes shall be a director of PAYM and persons listed on Schedule 1.04(a) to serve as directors shall not be appointed to serve on the Board until the expiration of the applicable ten-day period.

(iii)

None of the information regarding PROTEC to be supplied by PROTEC for inclusion or incorporation by reference in the Schedule 14F-1 to be filed by PAYM will, in the case of the Schedule 14F-1, at the time it is first made available to stockholders of PAYM, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made.  If at any time prior to the Effective Date any event with respect to PROTEC shall occur which is required to be described in the Schedule 14F-1, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law disseminated to the stockholders of PAYM.  The Schedule 14F-1 will (with respect to PROTEC) comply as to form in all material respects with the provisions of the Exchange Act.

(f)

Audited PROTEC Financial Statements.  PAYM shall have received from PROTEC reasonable assurances that audited PROTEC Financial Statements and proforma financial statements as required to be filed by PAYM pursuant to the Exchange Act in accordance with Regulation S-X and Form 8-K shall be provided within seventy-five (75) days of the Closing Date.

6.02

Conditions Precedent to Obligations of PAYM.  The obligation of PAYM to effect the Securities Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

Representations, Warranties and Covenants.  The representations and warranties of PROTEC in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) PROTEC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)

Consents.  PAYM shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained, except to the extent the failure to so obtain could not reasonably be expected to cause a material adverse effect on PROTEC or PAYM.

(c)

No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of PROTEC that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on PROTEC.

(d)

Delivery of the Assignment of PROTEC Membership Units.  PROTEC shall have delivered the PROTEC Members’ membership certificates to PAYM.

(e)

Manager and Member Consents.  PAYM shall have received resolutions duly adopted by PROTEC’s managers and members approving the execution, delivery, and performance of the Agreement and the transactions contemplated by the Agreement.

(f)

Good Standing.  PAYM shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the State of incorporation of PROTEC and each other State in which PROTEC is qualified to do business.

6.03

Conditions Precedent to Obligation of PROTEC and the PROTEC Members.  The obligation of PROTEC and the PROTEC Members to effect the Securities Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

Representations, Warranties and Covenants.  The representations and warranties of PAYM and Celentano in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) PAYM shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)

Consents.  PROTEC shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained, except to the extent the failure to so obtain could not reasonably be expected to cause a material adverse effect on PROTEC or PAYM.

(c)

No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of PAYM that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on PAYM.

(d)

Board Resolutions.  PROTEC shall have received resolutions duly adopted by PAYM’s board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(e)

New Directors.  PAYM shall have delivered to PROTEC evidence of (i) the expansion of PAYM’s Board of Directors to seven (7) members and evidence of the appointment of up to six (6) new directors nominated by PROTEC and Sam Jack Prodeco Investments, LLC, and (ii) the granting of board observation rights to James Aversa and Daniel DelAguila;

(f)

Certificates.  PAYM shall deliver to each of the members of PROTEC a certificate evidencing ownership of the Exchange Shares described in Section 1.01 hereof.

(g)

Good Standing.  PROTEC shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the State of incorporation of PAYM.

(h)

Employment Agreements.  PAYM shall deliver to PROTEC a fully executed copy of the New Employment Agreement.  PAYM shall have entered into an employment agreement with each of Provost and DelAguila, on terms approved by Provost and DelAguila, respectively, which approval shall not be unreasonably withheld.

(i)

Shareholders Agreement.  The PROTEC Members, Celentano, Cespedes and PAYM shall have entered into a PAYM shareholders agreement containing terms and conditions mutually agreeable by and between the Parties.

(j)

Diligence Review.  PROTEC shall have completed its due diligence review of PAYM, which due diligence review shall take no more than 30 days after the date of this Agreement, and shall be satisfied with the outcome of said due diligence review.

(k)

Bring Down.  PAYM and Celentano shall have provided an executed certificate to the effect that the conditions set forth in Sections 6.03(a) and (c) have been satisfied.

(l)

Other.  PAYM and Celentano shall have provided such other documents and instruments as PROTEC or its counsel reasonably shall deem necessary to consummate the Securities Exchange and the other transactions contemplated hereby.

(m)

PROTEC shall not be obligated to close until and unless it has received documentation to its satisfaction that all PAYM debt, including trade payables, shall have been satisfied.

ARTICLE VII.
TERMINATION, AMENDMENT, WAIVER AND POST CLOSING COVENANTS

7.01

Termination.  This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Securities Exchange:

(a)

by mutual written consent of PAYM and PROTEC;

(b)

by either PAYM or PROTEC if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Securities Exchange and such order, decree, ruling or other action shall have become final and non-appealable;

(c)

by either PAYM or PROTEC if the Securities Exchange shall not have been consummated on or before July 1, 2015 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time).

(d)

by PAYM, if a material adverse change shall have occurred relative to PROTEC (which material adverse change is not curable within thirty (30) days);

(e)

by PROTEC if a material adverse change shall have occurred relative to PAYM (which material adverse change is not curable within thirty (30) days);

(f)

by PAYM, if PROTEC willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)

by PROTEC, if PAYM willfully fails to perform in any material respect any of its obligations under this Agreement.

7.02

Effect of Termination.  In the event of termination of this Agreement by either PROTEC or PAYM as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of PAYM or PROTEC, other than the provisions of the last sentence of Section 5.01(a), Section 5.04, and this Section 7.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

7.03

Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Board of Director of PAYM and of PROTEC.

7.04

Extension; Waiver.  Subject to Section 7.01(c), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.05

Return of Documents.  In the event of termination of this Agreement for any reason, PAYM and PROTEC will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. PAYM and PROTEC will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

7.06

Post-Closing Covenants.

(a)

Form 8-K. Within four (4) business days following the Closing, the Parties shall prepare and file with the SEC a Current Report on Form 8-K for PAYM (the “Closing Form 8-K”) disclosing the Closing of this Agreement, the change in control of PAYM, election of directors, unregistered sales of equity securities and any other reportable event contemplated by this Agreement.

(b)

D&O Insurance.  PAYM shall use its best efforts to obtain Director’s and Officer’s Insurance, on terms and in amounts as have been approved by the PROTEC Members, which approval shall not be unreasonably withheld.

(c)  PROTEC Financial Statements.  Following the Closing, the Parties shall use their best efforts: (i) to have the PROTEC Financial Statements audited by Liggett, Vogt & Webb, P.A.; (ii) to have Liggett, Vogt & Webb, P.A. issue an audit report thereon, (iii) to insure said PROTEC Financial Statements are prepared in conformity with the United States generally accepted accounting principles consistently applied without the periods involved (“GAAP”), adjusted for all normal and recurring accruals.

ARTICLE VIII.
INDEMNIFICATION AND RELATED MATTERS

8.01

Survival of Representations and Warranties.  The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any disclosure schedule, shall survive until eighteen (18) months after the Effective Time (except with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period). The right to any remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

8.02

Indemnification.

(a)

Celentano shall indemnify and hold PROTEC and each PROTEC Member harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which a PROTEC Member, PROTEC, or any of its officers, manager, or directors may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by PAYM or Celentano as set forth herein as of the Closing Date, and for all post Closing covenants made by PAYM or Celentano as set forth herein, including, but not limited to, the covenants set forth in Section 7.06.

(b)

PROTEC and the PROTEC Members shall jointly and severally indemnify and hold PAYM, Celentano and PAYM’s officers and directors (“PAYM’s Representatives”) harmless for, from and against any and all Losses to which PAYM or PAYM’s Representatives may become subject resulting from or arising out of any breach of a representation, warranty or covenant as of the Closing Date made by PROTEC and the PROTEC Members as set forth herein, and for all post Closing covenants made by PROTEC and the PROTEC Members as set forth herein, including, but not limited to, the covenants set forth in Section 7.06.

8.03

Threshold and Cap.  PROTEC and the PROTEC Members shall not have any liability or obligation to PAYM, Celentano or the PAYM Representatives under Section 8.02(b) unless and until the amount of Losses accrued thereunder is equal to or greater than $50,000 (the “Indemnity Threshold”), in which even PROTEC and the PROTEC Members shall only be required to pay or be liable for all such Losses above the Indemnity Threshold.

ARTICLE IX.
GENERAL PROVISIONS

9.01

Notices.  Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to PAYM:

Edward Cespedes

President

PayMeOn, Inc.

Address provided on PAYM SEC Reports

Tel: (800) 831-4743

Fax: (954) 302-8415

with a copy to:

Brian A. Pearlman, Esq.

Pearlman Schneider LLP

2200 Corporate Boulevard NW, Suite 210

Boca Raton, FL 33431

Tel:  (561) 362-9595

Fax:  (561) 362-9612

If to Vincent Celentano:

987 Hillsboro Mile

Hillsboro, FL  33062

If to PROTEC or the PROTEC Members:

Prodeco Technologies, LLC

1201 NE 38th Street, Suite B-1

Fort Lauderdale, FL 33334

Tel:  (954) 607-3988

Fax:

Attn:  Robert Provost, President

with a copy to:

Clint J. Gage, Esq.

Roetzel & Andress LPA

350 East Las Olas Boulevard, Ste. 1150

Fort Lauderdale, FL 33301

Tel:  (954) 759-2760

Fax:  (954) 462-4260

9.02

Definitions.  For purposes of this Agreement:

(a)

an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)

“material adverse change” or “material adverse effect” means, when used in connection with PROTEC or PAYM, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole;

(c)

“person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

(d)

a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

9.03

Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

9.04

Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

9.05

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.06

Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.07

Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in Broward County, Florida, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

9.08

Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

9.09

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

9.10

Attorney’s Fees.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

9.11

Currency.  All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

PayMeOn, Inc.

/s/ Edward Cespedes
Edward Cespedes
President

/s/ Vincent L. Celentano
Vincent L. Celentano, individually

Prodeco Technologies, LLC

/s/ Robert Provost
Name:
Its:

PRODECO TECHNOLOGIES, LLC MEMBERS

SamJack Prodeco Investments, LLC

By:	/s/ John Tavone
Name:
Its:

RDJ Enterprises, LLC

By:	/s/ Robert Provost
Name:
Its:

Vincent L. Celentano

By:	/s/ Vincent L. Celentano
Name:
Its:

Justine Anagnos

By:	/s/ Justine Anagnos
Name:
Its: